    As filed with the Securities and Exchange Commission on August 9, 1999

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                _______________

                         BIOMARIN PHARMACEUTICAL INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                             68-0397820
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                         371 Bel Marin Keys Boulevard,
                                   Suite 210
                           Novato, California 94949
                                (415) 884-6700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                _______________

                                1997 STOCK PLAN
                           1998 DIRECTOR OPTION PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                   GLYKO BIOMEDICAL SHARE OPTION PLAN - 1994
                           (Full title of the Plan)

                               _______________

                              Raymond W. Anderson
                            Chief Financial Officer
                         BioMarin Pharmaceutical Inc.
                         371 Bel Marin Keys Boulevard,
                                   Suite 210
                           Novato, California 94949
                                (415) 884-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               _______________

                                  Copies to:
                            FRANCIS S. CURRIE, ESQ.
                              DAN P. DILLON, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                         Palo Alto, California 94304
                                (650) 493-9300

                               _______________


                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                      Proposed                 Proposed
                                                                      Maximum                  Maximum
         Title of Each Class                    Amount                Offering                 Aggregate              Amount of
          of Securities to                       to be                  Price                  Offering              Registration
            be Registered                      Registered             Per Share                  Price                   Fee
---------------------------------------------------------------------------------------------------------------------------------
1997 Stock Plan

   Common Stock, $0.001 par value
   (options reserved for future grant)           1,160,104              $11.94 (1)             $13,851,641.76          $ 3,850.76
---------------------------------------------------------------------------------------------------------------------------------
1997 Stock Plan

   Common Stock, $0.001 par value
   (options issued and outstanding)              3,831,046              $ 5.70 (2)             $21,836,962.20          $ 6,070.68
---------------------------------------------------------------------------------------------------------------------------------
Agreements between Registrant and
Certain Optionees under the Glyko
Biomedical Share Option Plan - 1994

   Common Stock, $0.001 par value
   (options issued and outstanding)                253,109 (3)          $ 2.31 (2)             $   584,681.79          $   162.54
---------------------------------------------------------------------------------------------------------------------------------
1998 Director Option Plan

   Common Stock, $0.001 par value
   (options reserved for future grant)             155,000              $11.94 (1)             $ 1,850,700.00          $   514.49
---------------------------------------------------------------------------------------------------------------------------------
1998 Director Option Plan

   Common Stock, $0.001 par value
   (options issued and outstanding)                 45,000              $ 7.00 (2)             $   315,000.00          $    87.57
---------------------------------------------------------------------------------------------------------------------------------
1998 Employee Stock Purchase Plan

   Common Stock, $0.001 par value                  250,000              $11.94 (1)             $ 2,985,000.00          $   829.83
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                            5,694,259                                     $41,423,985.75          $11,515.87
=================================================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price as reported on the NASDAQ National Market on August 2, 1999. The indicated number of shares to be registered represents additional shares issuable under the listed Plans that are not covered by prior registration statements.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computated based on the weighted average exercise price.

(3) Certain incentive stock options outstanding under the Glyko Biomedical Share Option Plan - 1994 (the "Glyko Options") are now exercisable for shares of the Registrant's Common Stock pursuant to separate agreements between each holder of Glyko Options and Registrant. The Glyko Options were assumed by the Registrant in connection with the Registrant's acquisition of Glyko, Inc., effective October 7, 1998.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
-------------------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) The Registrant's Registration Statement on Form S-1 (File No. 333-77701), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective on July 22, 1999.

          (b)  Not Applicable.

          (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1999 (File No. 333-77701), including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.
          --------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Pursuant to Rule 411(b) of the Securities Act of 1933, as amended, we hereby incorporate by reference Part II Item 14 of the Registrant's Registration Statement on Form S-1, including all amendments thereto (File No. 333-77701), filed with the Securities and Exchange Commission on May 4, 1999.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

               Exhibit
               Number
               ------

                 4.1 1997 Stock Plan incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-77701) as amended.

               4.2 1998 Director Option Plan incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File 333-77701) as amended.

               4.3 1998 Employee Stock Purchase Plan incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File 333-77701) as amended.

               4.4  Glyko Biomedical Share Option Plan - 1994, filed herewith.

               4.5 Form of agreement between Glyko Biomedical Optionees and Registrant filed herewith.

               5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Counsel to the Registrant), as to the legality of securities being registered filed herewith.

              23.1  Consent of Arthur Andersen LLP filed herewith.

              23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

              24.1  Power of Attorney (see Page II-4).

Item 9.  Undertakings.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Novato, State of California on August 9, 1999.

                                       BIOMARIN PHARMACEUTICAL, INC.

                                    By: /s/ Raymond W. Anderson
                                       ----------------------------
                                       Raymond W. Anderson
                                       Vice President, Finance and
                                       Administration and
                                       Chief Financial Officer


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Grant W. Denison, Jr. and Raymond W. Anderson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                           TITLE                               DATE
------------------------------------------------         ------------------------------            --------------
  /s/ Grant W. Denison, Jr.                              Chief Executive Officer, and               August 9, 1999
-----------------------------------------------
  Grant W. Denison, Jr.                                  Chairman of the Board


  /s/ Raymond W. Anderson                                Vice President, Finance and                August 9, 1999
-----------------------------------------------
  Raymond W. Anderson                                    Administration and Chief
                                                         Financial Officer

  /s/ Ansbert S. Gadicke                                 Director                                   August 9, 1999
-----------------------------------------------
  Ansbert S. Gadicke


  /s/ Dr. John C. Klock                                  Director                                   August 9, 1999
-----------------------------------------------
  Dr. John C. Klock


  /s/ Erich Sager                                        Director                                   August 9, 1999
-----------------------------------------------
  Erich Sager

  /s/ Gwynn R. Williams                                  Director                                   August 9, 1999
-----------------------------------------------
  Gwynn R. Williams

                         BIOMARIN PHARMACEUTICAL INC.

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS

     Exhibit
     Number                              Description
     -------               -----------------------------------------

       4.1 1997 Stock Plan incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-77701) as amended.

       4.2 1998 Director Option Plan incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File 333-77701) as amended.

       4.3 1998 Employee Stock Purchase Plan incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File 333-77701) as amended

       4.4          Glyko Biomedical Share Option Plan - 1994, filed herewith.

       4.5 Form of agreement between Glyko Biomedical Optionees and Registrant filed herewith.

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Counsel to the Registrant), as to the legality of securities being registered filed herewith.

       23.1         Consent of Arthur Andersen LLP filed herewith.

       23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

       24.1         Power of Attorney (see Page II-4).